TRENCH, ROSSI E WATANABE ADVOGADOS
ASSOCIADO A BAKER & MCKENZIE INTERNATIONAL, SWISS VEREIN

Ásia Pacífico
Bangcoc
Beijing
Cingapura
Hanói
Ho Chi Minh City
Hong Kong
Jacarta
Kuala Lumpur
Manila
Melbourne
Pequim
Sidney
Taipei
Tóquio
Xangai
Europa e Oriente Médio
Almaty
Amsterdã
Antuérpia
Bakú
Barcelona
Bahrein
Berlim
Bolonha
Budapeste
Bruxelas
Bruxelas EIC
Budapeste
Cairo
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Estocolmo
Frankfurt
Genebra
Kiev
Londres
Madri
Milão
Moscou
Munique
Paris
Praga
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Roma
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Varsóvia
Viena
Zurique
América do Norte e do Sul
Bogotá
Brasília
Buenos Aires
Calgary
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Chicago
Chihuahua
Cidade do México
Dallas
Guadalajara
Houston
Juarez
Miami
Monterrey
Nova Iorque
Palo Alto
Porto Alegre
Rio de Janeiro
San Diego
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São Paulo
Tijuana
Toronto
Valencia
Washington, D.C.

CONSENT

We hereby consent to all references in the section of the prospectus contained in Amendment No. 3 to the Registration Statement of Comanche Clean Energy Corporation on Form F-1 entitled "Service of Process and Enforcement of Judgments" to advice given by our firm to Comanche Clean Energy Corporation regarding the enforcement of foreign judgments in Brazil and the bringing of original actions in Brazil predicated solely on the federal securities laws of the United States and the summarization therein of our advice. We also consent to the reference to our firm under the heading "Legal Matters" on page 91 of such prospectus. This consent shall not be construed as covering any other terms or section of the aforementioned prospectus, as to which we did not review or advise Comanche Clean Energy Corporation.

Trench Rossi e Watanabe Advogados

February 14, 2008

SCN - Q.04 - Bloco B - Sala 503B
Centro Empresarial Varig
Brasília - DF - Brasil - 70714-900
Tel.: +55 61 2102 5000
Fax: +55 61 3327 3274

Av. Borges de Medeiros, 2233 - 4º Andar
Porto Alegre - RS - Brasil - 90110-150
Tel.: +55 51 3220-0900
Fax: +55 51 3220-0901

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Centro Empresarial Internacional Rio
Rio de Janeiro - RJ - Brasil - 20090-003
Tel.: +55 21 2206 4900
Fax: +55 21 2206 4949

Av. Dr. Chucri Zaidan, 920 - 13º Andar
Market Place Tower I
São Paulo - SP - Brasil - 04583-904
Tel.: +55 11 3048 6800
Fax: +55 11 5506 3455

www.trenchrossiewatanabe.com.br